UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2007 (December 20, 2006)

SAMSONITE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23214	36-3511556
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

11200 East 45th Avenue Denver, Colorado	80239-3018
(Address of principal executive offices)	(Zip Code)

(303) 373-2000

Registrant’s telephone number, including area code:

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement

In connection with the transactions approved by the Board of Directors of Samsonite Corporation (the “Company”) on December 20, 2006 and described on the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on December 22, 2006 (the “Transactions”), (i) on January 26, 2007, the Company entered into Amendment No. 2 to the Executive Stockholders Agreement dated as of September 25, 2003, and amended as of March 17, 2005, by and among the Company, ACOF Management, L.P., Bain Capital (Europe) LLC, Ontario Teachers’ Pension Plan Board and each of the Executives party thereto (“Amendment No. 2 to the Executive Stockholders Agreement”), and (ii) on January 26, 2007, the Company entered into Amendment No. 2 to the Chief Executive Officer Stockholders Agreement dated as of March 2, 2004, and amended as of March 17, 2005, by and among the Company, ACOF Management, L.P., Bain Capital (Europe) LLC, Ontario Teachers’ Pension Plan Board, Marcello Bottoli, Stonebridge Development Limited and The Bottoli Trust  (“Amendment No. 2 to the Chief Executive Officer Stockholders Agreement”).

Both Amendment No. 2 to the Executive Stockholders Agreement and Amendment No. 2 to the Chief Executive Officer Stockholders Agreement (i) provide that the put right available to holders of the Company’s 2003 Convertible Preferred Stock (the “Preferred Stock”) who are parties to such agreements applies to both the shares of Preferred Stock and the Common Stock issued upon conversion of such Preferred Stock, and (ii) modify the definition of “Approved IPO” to include the first firm commitment underwritten public offering pursuant to a registration statement that became effective after September 25, 2003 covering the offer and sale of common stock for the account of the Company at a public offering price that, if no Preferred Stock is then outstanding, is not less than $0.945, in addition to such other criteria for an Approved IPO as were in effect prior to the execution of Amendment No. 2 to the Executive Stockholders Agreement and Amendment No. 2 to the Chief Executive Officer Stockholders Agreement.  Both of the above-described stockholders agreements, as amended, terminate upon an “Approved IPO,” provided certain conditions are met.

The parties to Amendment No. 2 to the Executive Stockholders Agreement include the Company, each of ACOF Management, L.P., Bain Capital (Europe) LLC and Ontario Teachers’ Pension Plan Board (collectively, the “Equity Sponsors”), which, together with their affiliates, own approximately 85% of the Company’s outstanding common stock, and certain executive officers and other current and former executives of the Company.

The parties to Amendment No. 2 to the Chief Executive Officer Stockholders Agreement include the Company, the Equity Sponsors, Marcello Bottoli, the Company’s President and Chief Executive Officer, a trust established by Mr. Bottoli for the benefit of himself and his family, and Stonebridge Development Limited, a corporation formed by such trust.

Item 8.01            Other Events

In connection with the Transactions, on December 20, 2006, the Company entered into an Amended and Restated Warrant to Purchase Common Stock of the Company (the “Amended Warrant”) held by Ares Leveraged Investment Fund, L.P.

The Amended Warrant modifies the terms of the Warrant issued by the Company to Ares Leveraged Investment Fund, L.P. on or about July 31, 2003 to provide that in the event that the Company, by dividend or otherwise, distributes to all holders of record of Common Stock evidences of its indebtedness, shares of any class or series of capital stock of the Company other than Common Stock, cash (including in connection with regular periodic dividends) or assets, the exercise price of such Amended Warrant shall be reduced to the price equal to the exercise price in effect immediately prior to such dividend or distribution, less the fair market value on the date of such dividend or distribution of such number or amount of the evidences of indebtedness, shares of capital stock of the Company, cash and assets that is so distributed to a holder of one share of Common Stock.

Amendment No. 2 to the Executive Stockholders Agreement, Amendment No. 2 to the Chief Executive Officer Stockholders Agreement and the Amended and Restated Warrant to Purchase Common Stock of Samsonite Corporation are attached hereto as Exhibits 10.1, 10.2 and 99.1, respectively, and are incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amendment No. 2 to the Executive Stockholders Agreement dated as of January 26, 2007.
10.2	Amendment No. 2 to the Chief Executive Officer Stockholders Agreement dated as of January 26, 2007.
99.1	Amended and Restated Warrant to Purchase Common Stock of Samsonite Corporation.

Signatures

                Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Samsonite Corporation

By:	/s/ Richard H. Wiley
Name: Richard H. Wiley
Title: Chief Financial Officer, Treasurer and Secretary

Date: February 1, 2007